Exhibit 99.1

17795 Artius Acq Proxy Card REV6 Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - Q U I C K E A S Y IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail ARTIUS ACQUISITION INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically online must be received by 11:59 p.m., Eastern Time, on [ ], 2021. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend the extraordinary general meeting, visit: https://cstproxy.com/artiusacquisition/sm2021 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ï³ PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10. Please mark your votes like this X Proposal No. 1—Domestication Proposal— FOR AGAINST ABSTAIN To consider and vote upon a proposal by special resolution to change the corporate structure and domicile of Artius Acquisition Inc. (“Artius”) by way of continuation from an exempted company incorporated under the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware (the “Domestication”). The Domestication will be effected prior to the closing of the Business Combination by Artius (i) filing a Certificate of Domestication and the Interim Certificate of Incorporation (as defined in the proxy statement/prospectus) with the Delaware Secretary of State, in each case, in accordance with the provisions thereof and the General Corporation Law of the State of Delaware, (ii) completing, making and procuring all filings required to be made with the Registrar of Companies of the Cayman Islands under the Cayman Islands Companies Act (As Revised), (iii) obtaining a certificate of de-registration from the Registrar of Companies of the Cayman Islands, and (iv) completing and making all filings required to be made with the Securities and Exchange Commission and The Nasdaq Stock Market LLC (the “Nasdaq”) to list the Combined Company Common Stock (as defined in the proxy statement/ prospectus) on the Nasdaq. Upon the effectiveness of the Domestication, Artius will become a Delaware corporation and will change its corporate name to “Origin Materials, Inc.” and all outstanding securities of Artius will convert to outstanding securities of the continuing Delaware corporation, as described in more detail in the accompanying proxy statement/ prospectus. We refer to this proposal as the “Domestication Proposal”. The forms of the proposed Delaware Interim Certificate of Incorporation and the proposed Bylaws of Artius to become effective upon the Domestication, are attached to the proxy statement/prospectus as Annex C and Annex D, respectively; Proposal No. 2—Transaction Proposal— FOR AGAINST ABSTAIN To consider and vote upon a proposal to approve the Agreement and Plan of Merger and Reorganization, dated as of February 16, 2021 (as amended by the letter agreement dated March 5, 2021, and as further amended or modified from time to time, the “Merger Agreement”), by and among Artius, Zero Carbon Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Artius (“Merger Sub”), and Micromidas, Inc., a Delaware corporation doing business as Origin Materials (“Origin”), a copy of which is attached to the proxy statement/ prospectus as Annex A, and approve the transactions contemplated thereby, including, among other things, the merger of Merger Sub with and into Origin, with Origin continuing as the surviving corporation (together with the Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”); Proposal No. 3—Issuance Proposal— FOR AGAINST ABSTAIN To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of Artius’s issued and outstanding shares of Common Stock (as defined in the proxy statement/prospectus) in connection with the Business Combination; ADDITIONAL PROPOSALS LISTED ON BACK PAGE CONTROL NUMBER Signature___________________________ Signature, if held jointly_____________________________________ Date_____________2021. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

**Proposal No. 4**—*Interim Charter Proposal*—To consider and vote upon a proposal to approve and adopt the proposed Interim Certificate of Incorporation to be in effect as of the Domestication and prior to the Effective Time (as defined in the proxy statement/prospectus), and the Bylaws of Artius to be in effect as of the Domestication, in the form attached to the proxy statement/prospectus as Annex C and Annex D, respectively;

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 5**—*Charter Proposal*—To consider and act upon a proposal to approve and adopt the proposed Certificate of Incorporation, to be in effect at the Effective Time, in the form attached to the proxy statement/prospectus as Annex E;

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 6**—*Organizational Documents Proposals*—To consider and act upon, on a non-binding advisory basis, eight separate proposals with respect to certain material differences between the Existing Organizational Documents (as defined in the proxy statement/prospectus) and the proposed Interim Certificate of Incorporation, Certificate of Incorporation (as defined in the proxy statement/prospectus) and Bylaws (as defined in the proxy statement/prospectus);

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 7**—*Equity Incentive Plan Proposal*—To consider and vote upon a proposal to approve the 2021 Equity Incentive Plan including the authorization of the initial share reserve under the 2021 Equity Incentive Plan, in the form attached to the proxy statement/prospectus as Annex H;

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 8**—*ESPP Proposal*—To consider and vote upon a proposal to approve the employee stock purchase plan that provides for the ability to grant stock purchase rights with respect to Combined Company Common Stock to employees of the Combined Company (as defined in the proxy statement/prospectus) and its subsidiaries, in the form attached to the proxy statement/prospectus as Annex I;

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 9**—*Director Election Proposal*—To consider and vote upon a proposal to elect nine directors to serve staggered terms on the board of directors of the Combined Company until the first, second and third annual meeting of stockholders following the date of the filing of the Certificate of Incorporation, as applicable, and until their respective successors are duly elected and qualified; and

| **Class 1 Nominees:** | **Class II Nominees:** | **Class III Nominees:** |
|---|---|---|
| (1) William Harvey | (4) Charles Drucker | (7) John Bissell |
| (2) Boon Sim | (5) Kathleen B. Fish | (8) Benno O. Dorer |
| (3) | (6) Rich Riley | (9) Karen Richardson |

FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See Intructions) ☐

**To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the number(s) of the nominees on the line below.**

______________________________

**Proposal No. 10**—*Adjournment Proposal*—To consider and vote upon a proposal to allow the chairman of the extraordinary general meeting to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Domestication Proposal, the Transaction Proposal, the Issuance Proposal, the Interim Charter Proposal, the Charter Proposal, the Equity Incentive Plan Proposal, the ESPP Proposal or the Director Election Proposal but no other proposal if the Required Proposals (as defined in the proxy statement/prospectus) are approved.

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders**

**To view the Proxy Statement, 2020 Annual Report and to Attend the Extraordinary General Meeting, please go to: https://www.cstproxy.com/artiusacquisition/sm2021**

**PROXY**

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

# ARTIUS ACQUISITION INC.

The undersigned appoints Boon Sim and Charles Drucker, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of Artius Acquisition Inc. held of record by the undersigned at the close of business on [ ], 2021 at the extraordinary general meeting of Artius Acquisition Inc. to be held on [ ], 2021, or at any adjournment thereof.

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6, PROPOSAL 7, PROPOSAL 8, PROPOSAL 9 AND PROPOSAL 10 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.**

**(Continued, and to be marked, dated and signed, on the other side)**